Exhibit 32

ASPEN EXPLORATION CORPORATION Certification pursuant to 18 U.S.C. §1350

     To my knowledge: the quarterly report on Form 10-QSB for the quarter ended September 30, 2007, containing financial statements for the quarter then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Aspen Exploration Corporation for the periods presented.

November 12, 2007

/s/ Robert A. Cohan Robert A. Cohan, Chief Executive Officer, Chief Financial Officer